Exhibit 21.1

LIST OF SUBSIDIARIES OF REGISTRANT

CBS Radio Subsidiaries
Subsidiary Name		Place of Incorporation or Organization

Audio House, Inc., The		California
CBS Radio Annapolis Holdings Inc.		Delaware
CBS Radio Annapolis LLC		Delaware
CBS Radio East Holdings Corporation		Delaware
CBS Radio East Inc.		Delaware
CBS Radio Holdings Corp. of Orlando		Delaware
CBS Radio Inc. of Atlanta		Delaware
CBS Radio Inc. of Boston		Delaware
CBS Radio Inc. of Detroit		Delaware
CBS Radio Inc. of Illinois		Delaware
CBS Radio Inc. of Los Angeles		Delaware
CBS Radio Inc. of Maryland		Delaware
CBS Radio Inc. of Michigan		Delaware
CBS Radio Inc. of Northern California		Delaware
CBS Radio Inc. of Washington, D.C.		Delaware
CBS Radio KMVQ-FM Inc.		Delaware
CBS Radio Media Corporation		Delaware
CBS Radio of Chicago LLC		Delaware
CBS Radio of Sacramento Inc.		Pennsylvania
CBS Radio Services Inc.		Delaware
CBS Radio Stations Inc.		Delaware
CBS Radio Texas Inc.		Delaware
CBS Radio Tower Inc.		Delaware
CBS Radio WLIF, Inc.		Maryland
CBS Radio WLIF-AM, Inc.		Maryland
CBS Radio WPGC(AM) Inc.		Delaware
CBS Sports Radio Network Inc.		Delaware
Eventful, Inc.		Delaware
Infinity Broadcasting Corporation		Delaware
Infinity Broadcasting LLC		Delaware